                      Index to Financial Statements
                        of CommerceBid.com, Inc.


Report of Ernst & Young LLP, Independent Auditors.........................1

Financial Statements

Balance Sheet.............................................................2
Statement of Operations...................................................3
Statement of Shareholders' Equity ........................................4
Statement of Cash Flows...................................................5
Notes to Audited Financial Statements.....................................6


               Report of Ernst and Young LLP, Independent Auditors

The Board of Directors
CommerceBid.com, Inc.

We have audited the accompanying balance sheet of CommerceBid.com, Inc. (a development stage company) as of October 31, 1999, and the related statements of operations, shareholders' equity, and cash flows for the period from March 1, 1999 (inception) through October 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CommerceBid.com, Inc. at October 31, 1999, and the results of its operations and its cash flows for the period from March 1, 1999 (inception) through October 31, 1999, in conformity with generally accepted accounting principles.



                                                          /s/ ERNST & YOUNG LLP


Walnut Creek, California
December 30, 1999

                                                 CommerceBid.com, Inc.
                                             (a development stage company)

                                                     Balance Sheet

                                                   October 31, 1999

ASSETS
Current assets:
   Cash and cash equivalents                                                                      $ 1,240,633
   Other current assets                                                                                11,500
                                                                                                  -----------
Total current assets                                                                                1,252,133

Property and equipment, net                                                                           207,162
Other assets                                                                                           87,252
                                                                                                  -----------
Total assets                                                                                      $ 1,546,547
                                                                                                  ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued liabilities                                                       $   184,250
                                                                                                  -----------
Total current liabilities                                                                             184,250

Shareholders' equity:
   Preferred stock, 20,000,000 shares authorized, issuable in series:
     Series A convertible preferred stock, $0.0001 par value; 1,680,331 shares                      1,989,593
       designated; 1,639,379 shares issued and outstanding
       (liquidation preference of $2,000,042)
   Common stock, $0.001 par value; 80,000,000 shares authorized; 10,000,000 shares issued and         914,724
     outstanding
   Deferred stock compensation                                                                       (636,863)

   Deficit accumulated during the development stage                                                  (905,157)
                                                                                                  -----------
Total shareholders' equity                                                                          1,362,297
                                                                                                  -----------
Total liabilities and shareholders' equity                                                        $ 1,546,547
                                                                                                  ===========

See accompanying notes.

                                 CommerceBid.com, Inc.
                             (a development stage company)

                                Statement of Operations

            Period from March 1, 1999 (inception) through October 31, 1999

Revenues                                                                                           $              -

Cost and expenses:
   Research and development                                                                                 456,228
   Sales and marketing                                                                                      205,341
   General and administrative                                                                               235,716
   Amortization of deferred stock compensation                                                               27,861
                                                                                                 ---------------------
Total cost and expenses                                                                                     925,146
                                                                                                 ---------------------
Loss from operations                                                                                       (925,146)
                                                                                                 ---------------------

Interest income                                                                                              19,989
                                                                                                 ---------------------
Net loss                                                                                           $       (905,157)
                                                                                                 =====================


See accompanying notes.

                                 CommerceBid.com, Inc.
                             (a development stage company)

                           Statement of Shareholders' Equity

            Period from March 1, 1999 (inception) through October 31, 1999


                                                                                           DEFICIT
                                                                                         ACCUMULATED
                               PREFERRED STOCK       COMMON STOCK            DEFERRED    DURING THE
                            ---------------------------------------------     STOCK      DEVELOPMENT
                             SHARES     AMOUNT     SHARES        AMOUNT    COMPENSATION     STAGE         TOTAL
                            ---------- ----------  ----------  ----------  ------------  -----------   -----------

Issuance of common
 stock to founders                 -   $     -     10,000,000  $  250,000  $      -           -        $  250,000
Issuance of Series A
  convertible preferred
  stock, net of issuance
  costs of $10,449          1,639,379   1,989,593        -           -            -           -         1,989,593

Deferred stock compensation        -         -           -        664,724   (664,724)         -                -
Amortization of deferred
  stock compensation               -         -           -           -        27,861          -            27,861
Net loss and comprehensive
  loss                             -         -           -           -            -       (905,157)      (905,157)
                            ---------- ----------  ----------  ----------  ----------    ----------   -----------
  Balances at
   October 31, 1999         1,639,379  $1,989,593  10,000,000  $  914,724  $(636,863)    $(905,157)    $1,362,297
                            ========== ==========  ==========  ==========  ==========    ==========   ===========

See accompanying notes.

                                 CommerceBid.com, Inc.
                             (a development stage company)

                                Statement of Cash Flows

            Period from March 1, 1999 (inception) through October 31, 1999


OPERATING ACTIVITIES
Net loss                                                                                            $      (905,157)
Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation and amortization                                                                              7,196
   Amortization of deferred stock compensation                                                               27,861
   Changes in operating assets and liabilities:
     Accounts payable and accrued liabilities                                                               184,250
     Other                                                                                                  (98,752)
                                                                                                   -------------------
Net cash used in operating activities                                                                      (784,602)

INVESTING ACTIVITIES
Purchase of property and equipment                                                                         (214,358)
                                                                                                   -------------------
Net cash used in investing activities                                                                      (214,358)

FINANCING ACTIVITIES
Proceeds from issuance of common stock                                                                      250,000
Proceeds from issuance of preferred stock, net                                                            1,989,593
                                                                                                   -------------------
Net cash provided by financing activities                                                                 2,239,593

Increase in cash and cash equivalents                                                                     1,240,633
Cash and cash equivalents at beginning of period                                                                  -
                                                                                                   -------------------
Cash and cash equivalents at end of period                                                          $     1,240,633
                                                                                                   ===================


See accompanying notes.

                              CommerceBid.com, Inc.
                          (a development stage company)

                          Notes to Financial Statements

                                October 31, 1999

1. DESCRIPTION OF THE BUSINESS

CommerceBid.com, Inc. (the "Company") was incorporated in Delaware in March of 1999. The Company develops intranet, extranet and Internet-based e-commerce solutions for exchanges. ChannelBid-TM-, the Company's first offering, is an enterprise level Web-based software solution designed to provide corporations with the tools needed to conduct dynamic exchanges, including both forward and reverse auctions.

The Company is a development stage company, which has devoted substantially all of its efforts to recruiting personnel to conduct research and product development and sales and marketing and has not yet generated revenues from sale of its products.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash and cash equivalents.

PROPERTY AND EQUIPMENT

Property and equipment consists of furniture, fixtures, computer and telecommunication equipment, and leasehold improvements which are stated at cost, less accumulated depreciation and amortization. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets, generally three to five years. Amortization of leasehold improvements is determined using a straight-line method over the life of the lease.

SOFTWARE DEVELOPMENT COSTS

The Company accounts for software development costs in accordance with Financial Accounting Standards Board ("FASB") Statement No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed" ("FASB 86"), under which certain software development costs incurred subsequent to the establishment of technological feasibility are capitalized and amortized over the estimated lives of the related products. Technological feasibility is established upon completion of a working model. As of October 31, 1999, costs incurred subsequent to the establishment of technological feasibility have not been significant and all software development costs have been charged to research and development expense in the accompanying statement of operations.

STOCK-BASED COMPENSATION

The Company grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for stock option grants under the intrinsic value method in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." The effect of applying the fair value method to the Company's stock options under Financial Accounting Standards Board Statement No. 123 ("FAS 123"), "Accounting for Stock-Based Compensation," would result in a pro forma net loss that is not materially different from the historical amount reported.

3. PROPERTY AND EQUIPMENT

Property and equipment consist of the following at October 31, 1999:

Computer equipment                                                  $  141,460
Telecommunication equipment                                             34,722
Office furniture                                                        34,793
Leasehold improvements                                                   3,383
                                                           -------------------
                                                                       214,358
Less accumulated depreciation and amortization                          (7,196)
                                                           -------------------
                                                                    $  207,162
                                                           ===================

4. OPERATING LEASES COMMITMENTS

The Company leases certain property under non-cancelable operating lease agreements. Future minimum payment commitments under operating lease agreements are as follows:


Year ending October 31:
2000                                                         $      307,159
2001                                                                318,753
2002                                                                325,943
2003                                                                337,980
2004                                                                319,925
                                                            -------------------
                                                             $    1,609,760
                                                            ===================

5. INCOME TAXES

There has been no provision for U.S. federal, U.S. state, or foreign income taxes for any period as the Company has incurred operating losses in all periods and for all jurisdictions.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The only component of the Company's deferred tax asset at October 31, 1999 relates to net operating losses of $350,919. Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance.

The valuation allowance increased by $350,919 during the period from March 1, 1999 (inception) through October 31, 1999. As of October 31, 1999, the Company had net operating loss carryforwards for federal income tax purposes of approximately $877,000 which expire in 2019. The Company also had net operating loss carryforwards for state income tax purposes of approximately $877,000 expiring in 2007.

Utilization of the Company's net operating losses may be subject to substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. Such an annual limitation could result in the expiration of the net operating loss before utilization.

6. SHAREHOLDERS' EQUITY

PREFERRED STOCK

Under the Company's Articles of Incorporation, preferred stock is issuable in series and the Board of Directors is authorized to determine the rights, preferences, and terms of each series.

Dividends

The holders of Series A convertible preferred stock are entitled to receive noncumulative annual dividends per share at the rate of $0.07 per annum when, and if, declared by the Board of Directors. These dividends are in preference to any declaration or payment of any dividends on common stock of the Company. No dividend will be declared or paid or other distribution made with respect to any series of preferred stock unless the Company pays a proportionate amount of the dividend preference amount of each series of preferred stock then outstanding.

Conversion

Each share of Series A convertible preferred stock, at the option of the holder, is convertible into the number of fully-paid and nonassessable shares of common stock at the conversion rate. The initial conversion rate per share of the Series A convertible preferred stock is 1 to 1. The conversion rates are subject to antidilution adjustment. Each share of Series A convertible preferred stock will automatically be converted into shares of common stock, based on the then-effective conversion price, immediately upon the earlier of (i) the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, for a total offering of not less than $15,000,000, prior to the deduction of underwriting commissions and expenses, or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series A convertible preferred stock.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series A convertible preferred stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock, by reason of their ownership, an amount equal to the sum of $1.22 for each share of Series A convertible preferred stock plus any declared but unpaid dividends with respect to such shares. After payment of the full liquidation preference of the preferred stockholders, any remaining assets of the Company legally available are to be distributed ratably to the holders of common stock and preferred stock on an as-if-converted-to-common-stock basis.

In the event of a sale of sixty-six and two-thirds percent or more of the Company's outstanding common stock to any person or entity other than holder of Series A preferred stock, where the consideration received in exchange for such shares is in aggregate less than $75,000,000, the holders of the Series A preferred stock are entitled to receive from the proceeds, prior and in preference to any distribution of the proceeds to the holders of the common stock by reason of their ownership thereof, an amount per share of Series A preferred stock equal to $1.22. After the distribution of the preference set forth above has been made, the holders of Series A preferred stock are entitled to participate in the distribution of the remaining proceeds on an as-if converted and pro-rata basis with the holders of the common stock based on their percentage ownership.

Voting

The holders of Series A convertible preferred stock are entitled to the number of votes equal to the number of shares of common stock into which each share of Series A convertible preferred stock could be converted, and having voting rights and powers equal to the voting right and power of the common stock.

STOCK OPTIONS

Under the Company's Stock Incentive Plan, adopted by the Company in May 1999, 1,500,000 shares of common stock have been reserved for the issuance of stock purchase options to employees, officers, directors, consultants and entities.

The incentive stock options (ISOs) may be granted at a price per share not less than the fair market value on the date of the grant. In the case of options which do not constitute ISOs, the price per share should not be less than eighty-five percent of the fair value of the stock at the time the option is granted. The plan will be terminated and no further common stock may be granted after 10 years from the date that the plan was adopted. Options granted under the plan are exercisable over a maximum term of ten years from the date of grant and generally vest over a period of three years.

A summary of the Company's stock option activity is set forth below:

                                                                                                  WEIGHTED-AVERAGE
                                                                               NUMBER OF SHARES    EXERCISE PRICE
                                                                                                     PER SHARE
                                                                              -------------------  -----------------
   Granted                                                                            150,000            $0.12
   Exercised                                                                                -               -
   Canceled                                                                                 -               -
                                                                              -------------------
Outstanding at October 31, 1999                                                       150,000            $0.12
                                                                              ===================
Exercisable and vested at October 31, 1999                                              5,000            $0.12
                                                                              ===================
Available for grant under the Plan at October 31, 1999                              1,350,000
                                                                              ===================

At October 31, 1999, the weighted-average remaining contractual life of stock options outstanding is 3.25 years and the range of exercise prices is $0.10 to $0.12 per share.


The Company recorded deferred stock compensation of approximately $664,724 for the period from March 1, 1999 (inception) through October 31, 1999 representing the difference between the exercise price and the deemed fair value of the Company's common stock on the grant date for certain of the Company's stock options grated to employees. These amounts are being amortized by charges to operations over the vesting periods of the individual stock options using a graded vesting method. Such amortization amounted to approximately $27,861 for the period from March 1, 1999 (inception) through October 31, 1999.

PRO FORMA DISCLOSURES OF THE EFFECT OF STOCK-BASED COMPENSATION

Pro forma information regarding results of operations and net loss per share is required by FAS 123, which also requires that the information be determined as if the Company had accounted for its employee stock options under the fair value method of FAS 123. The fair value for these options was estimated at the date of grant using the minimum value method with the following weighted-average assumptions: a risk-free interest rate of 5.0% for the period ended October 31, 1999, a volatility factor of the expected market price of 0.8, and no dividend yield.

The option valuation models were developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected life of the option. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

The effect of applying the fair value method under FAS 123 to the Company's stock options results in a pro forma net loss that is not materially different from the historical amount reported.

The weighted-average fair value of options granted, which is the value assigned to the options under FAS 123, ranged from $0.07 to $0.09 for options granted during the period from March 1, 1999 (inception) through October 31, 1999.

7. IMPACT OF YEAR 2000 (UNAUDITED)

The Year 2000 issue relates to the use by many existing computer programs of only two digits to identify a year in the date field. If not corrected, many computer applications could fail or create erroneous results by or at the Year 2000. The Company recognizes the need to ensure that the potential Year 2000 software failures will not adversely impact its operations.

The Company believes that Year 2000 problems will not have a material adverse effect on its results of operations or financial position. The Company has determined that the current versions of its internally developed and purchased software are Year 2000 compliant. The Company also believes that all of its hardware systems and production equipment are Year 2000 compliant. To date, Year 2000 costs have been minimal and the Company believes that future costs will be immaterial. However, there can be no assurance that the Company will not experience serious, unanticipated negative consequences and/or material costs caused by undetected errors or defects in the technology used in its internal systems.

The Company does not have any contingency plans related to the Year 2000 problem for the possibility that its systems or those of one or more of the third parties may experience a significant disruption due to Year 2000 issues.

8. SUBSEQUENT EVENTS

On November 12, 1999, all of the Company's outstanding preferred and common stock was acquired by Commerce One, Inc. Commerce One also assumed all outstanding stock options of the Company. No adjustments to the recorded amounts of assets or liabilities which may result from this transaction have been included in the accompanying financial statements.

Outstanding Litigation

In January 2000, a complaint was filed against the Company in the Superior Court of the State of California, County of Santa Clara. The complaint seeks performance and/or substantial damages in connection with a proposed stock purchase agreement for shares of the Company's preferred stock. The Company has not responded to the complaint. The Company denies the plaintiff's claims and intends to defend the action vigorously. However, an unfavorable resolution could have a material adverse effect on the Company's financial position, results of operations or cash flows.